Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Hutton Holdings Corporation, a Nevada corporation (the "Company"), on Form 10-QSB for the quarterly period ended September 30, 2006 as filed with the Securities and Exchange Commission (the "Report"), I, Douglas Goff, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350), that to my knowledge:

(1)

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

   Date: November 17, 2006

/s/ Douglas Goff

Douglas Goff

Chief Executive Officer and

Chief Financial Officer